For Immediate Release

LPL Financial Announces Second Quarter 2026 Results

Key Financial Results
•Net income was $379 million, translating to diluted earnings per share ("EPS") of $4.74, up 39% from a year ago
•Adjusted EPS* increased 29% year-over-year to $5.84
◦Gross profit* increased 24% year-over-year to $1,618 million
◦Core G&A* increased 22% year-over-year to $519 million
◦Adjusted pre-tax income* increased 30% year-over-year to $635 million

Key Business Results
•Total client assets increased 34% year-over-year to $2.6 trillion
◦Advisory assets increased 46% year-over-year to $1.5 trillion
◦Advisory assets as a percentage of total client assets increased to 60.4%, up from 55.3% a year ago
•Total organic net new assets were $23 billion, representing 4% annualized growth
•Recruited assets(1) were $25 billion, up 35% from a year ago
◦Recruited assets over the trailing twelve months were $89 billion
•Total client cash balances were $57 billion, a decrease of $2 billion sequentially and an increase of $6 billion year-over-year
◦Client cash balances as a percentage of total client assets were 2.2%, down from 2.5% in the prior quarter and 2.6% in the prior year

Key Capital and Liquidity Measures
•Corporate cash(2) was $430 million
•Leverage ratio(3) was 1.91x
•Share repurchases were $309 million and dividends paid were $24 million

Key Updates
M&A:
•Commonwealth Financial Network ("Commonwealth"): On track to complete the conversion in the fourth quarter of 2026
◦Continue to expect asset retention of approximately 90%
◦Estimated run-rate EBITDA has increased from $410 million to $435 million
•Mariner Advisor Network: Closed on the acquisition of Mariner Advisor Network, an LPL branch office supporting 367† advisors who collectively manage $31 billion† of client assets
◦As part of this transaction, approximately 223 advisors remain directly affiliated with LPL, and approximately 144 hybrid advisors have transitioned to Private Advisor Group's hybrid RIA model
•Liquidity & Succession: Deployed approximately $21 million of capital to close four deals in Q2, including one external practice
Core G&A:
•Given our performance to date, we are lowering our 2026 Core G&A* outlook range to $2,140-2,165 million, including expenses related to Commonwealth
Capital Management:
•Share Repurchases: Resumed our share repurchase program, with $309 million repurchased during the second quarter and approximately $300 million planned for the third quarter
•Repurchase Authorization: On July 23, 2026, the Board approved a $2.5 billion increase to the Company's share repurchase authorization

*See the Non-GAAP Financial Measures section and the endnotes to this release for further details about these non-GAAP financial measures

•Dividend: The Company's Board of Directors declared a $0.30 per share dividend to be paid on August 28, 2026 to all stockholders of record as of August 14, 2026.

SAN DIEGO — July 30, 2026 — LPL Financial Holdings Inc. (Nasdaq: LPLA) (the "Company") today announced results for its second quarter ended June 30, 2026, reporting net income of $379 million, or $4.74 per share. This compares with net income of $273 million, or $3.40 per share, in the second quarter of 2025 and net income of $356 million, or $4.43 per share, in the prior quarter.
"After an outstanding start to the year, we continued our momentum in the second quarter, delivering another quarter of strong performance and results," said Rich Steinmeier, CEO. "We remain focused on our strategic priorities, and are on track to onboard Commonwealth later this year. Underscoring the exceptional work and dedication of our teams, JD Power recognized both Commonwealth and LPL as the top-ranked firms for independent advisor satisfaction. This is a reflection of the complementary cultures we're bringing together and the unparalleled value we deliver to advisors and their clients."
"The team delivered another quarter of remarkable results, highlighted by record adjusted earnings per share and further progress driving improved operating leverage," said Matt Audette, President and CFO. "We achieved this while deploying capital across our entire framework, including continuing to invest in organic and inorganic growth and resuming share repurchases."
Conference Call and Additional Information
The Company will hold a conference call to discuss its results at 5:00 p.m. ET on Thursday, July 30, 2026. The conference call will be accessible and available for replay at investor.lpl.com/events.
Contacts
Investor Relations
investor.relations@lplfinancial.com

Media Relations
media.relations@lplfinancial.com

About LPL Financial
LPL Financial Holdings Inc. (Nasdaq: LPLA) is among the fastest growing wealth management firms in the U.S. As a leader in the financial advisor-mediated marketplace(4), LPL supports more than 32,000 financial advisors and the wealth management practices of approximately 1,100 financial institutions, servicing and custodying approximately $2.6 trillion in brokerage and advisory assets on behalf of approximately 8 million Americans. The firm provides a wide range of advisor affiliation models, investment solutions, fintech tools and practice management services, ensuring that advisors and institutions have the flexibility to choose the business model, services, and technology resources they need to run thriving businesses. For further information about LPL, please visit www.lpl.com.
Securities and advisory services offered through LPL Financial LLC ("LPL Financial") or its affiliate LPL Enterprise, LLC ("LPL Enterprise"), both registered investment advisers and broker-dealers. Members FINRA/SIPC.
Throughout this communication, the terms "financial advisors" and "advisors" are used to refer to registered representatives and/or investment advisor representatives affiliated with LPL Financial or LPL Enterprise.
We routinely disclose information that may be important to shareholders in the "Investor Relations" or "Press Releases" section of our website.
† Value approximated based on asset and holding details provided to LPL from March 31, 2026.

Forward-Looking Statements
This press release contains statements regarding:

•the Company’s retention of Commonwealth assets and Commonwealth’s future financial and operating performance;
•run-rate EBITDA expectations in connection with the Company’s acquisition of Commonwealth;
•the amount and timing of the onboarding of acquired, recruited or transitioned brokerage and advisory assets, including Commonwealth;
•the Company's plans to invest to drive growth and increase efficiency while scaling its business;
•the Company’s recruitment pipeline and expected organic growth;
•the Company's future financial and operating results, growth, plans, priorities and business strategies, including forecasts and statements related to the Company's ICA yield, service and fee revenue, transaction revenue, core G&A expense, interest expense and income, leverage ratio (including plans to reduce leverage), pricing and fees (including their effect on adjusted pre-tax margin), corporate cash, run-rate EBITDA, depreciation and amortization, operating leverage, pre-tax margin, transition assistance loan amortization, organic growth, payout rate, tax rate and share repurchases; and
•future capabilities, future advisor service experience, future investments and capital deployment, including share repurchase activity and dividends, if any, and long-term shareholder value.

These and any other statements that are not related to present facts or current conditions, or that are not purely historical, constitute forward-looking statements. They reflect the Company's expectations and objectives as of July 30, 2026 and are not guarantees that expectations or objectives expressed or implied will be achieved. The achievement of such expectations and objectives involves risks and uncertainties that may cause actual results, levels of activity or the timing of events to differ materially from those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include:

•difficulties and delays in onboarding the assets of acquired, recruited or transitioned advisors, including the receipt and timing of regulatory approvals that may be required;
•disruptions in the businesses of the Company and Commonwealth that could make it more difficult to maintain relationships with advisors and their clients;
•the choice by clients of acquired or recruited advisors not to open brokerage and/or advisory accounts at the Company;
•changes in general economic and financial market conditions, including retail investor sentiment;
•changes in interest rates and fees payable by banks participating in the Company's client cash programs, including the Company's success in negotiating agreements with current or additional counterparties;
•the Company's strategy and success in managing client cash program fees;
•fluctuations in the levels of advisory and brokerage assets, including net new assets, and the related impact on revenue;
•effects of competition in the financial services industry and the success of the Company in attracting and retaining financial advisors and institutions, and their ability to provide financial products and services effectively;
•whether retail investors served by newly-recruited advisors choose to move their respective assets to new accounts at the Company;
•changes in the growth and profitability of the Company's fee-based offerings and asset-based revenues;
•the effect of current, pending and future legislation, regulation and regulatory actions, including disciplinary actions imposed by federal and state regulators and self-regulatory organizations;
•the cost of defending, settling and remediating issues related to regulatory matters or legal proceedings, including civil monetary penalties or actual costs of reimbursing customers for losses in excess of our reserves or insurance;
•changes made to the Company's services and pricing, including in response to competitive developments and current, pending and future legislation, regulation and regulatory actions, and the effect that such changes may have on the Company’s gross profit streams and costs;
•the execution of the Company's capital management plans, including its compliance with the terms of the Company's amended and restated credit agreement, the committed revolving credit facilities of the Company and LPL Financial, and the indentures governing the Company's senior unsecured notes;
•strategic acquisitions and investments, including pursuant to the Company's Liquidity & Succession solution, and the effect that such acquisitions and investments may have on the Company’s capital management plans and liquidity;
•the price, availability and trading volumes of shares of the Company's common stock, which will affect the timing and size of future share repurchases by the Company, if any;

•the execution of the Company's plans and its success in realizing the synergies, expense savings, service improvements or efficiencies expected to result from its investments, initiatives and acquisitions, expense plans and technology initiatives;
•whether advisors affiliated with Commonwealth will transition registration to the Company and whether assets reported as serviced by such financial advisors will translate into assets of the Company;
•the performance of third-party service providers to which business processes have been transitioned;
•the Company's ability to control operating risks, information technology systems risks, cybersecurity risks and sourcing risks; and
•the other factors set forth in the Company's most recent Annual Report on Form 10-K, as may be amended or updated in the Company's Quarterly Reports on Form 10-Q or other filings with the Securities and Exchange Commission.

Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this earnings release, and you should not rely on statements contained herein as representing the Company's view as of any date subsequent to the date of this press release.

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Three Months Ended
	June 30,	March 31,		June 30,
	2026	2026	Change	2025	Change
REVENUE
Advisory	$2,632,405	$2,615,047	1%	$1,717,738	53%
Commission:
Sales-based	728,155	705,415	3%	619,792	17%
Trailing	503,918	486,619	4%	418,295	20%
Total commission	1,232,073	1,192,034	3%	1,038,087	19%
Asset-based:
Client cash	443,501	445,325	—%	397,332	12%
Other asset-based	391,643	375,480	4%	305,015	28%
Total asset-based	835,144	820,805	2%	702,347	19%
Service and fee	208,879	210,984	(1%)	151,839	38%
Transaction	83,216	80,542	3%	60,541	37%
Interest income, net	46,527	45,180	3%	76,941	(40%)
Other	148,379	(26,158)	n/m	87,532	70%
Total revenue	5,186,623	4,938,434	5%	3,835,025	35%
EXPENSE
Advisory and commission	3,507,164	3,291,209	7%	2,483,165	41%
Compensation and benefits	355,612	368,740	(4%)	319,100	11%
Promotional	220,030	208,400	6%	177,552	24%
Occupancy and equipment	125,542	118,523	6%	81,443	54%
Depreciation and amortization	109,805	105,751	4%	96,231	14%
Interest expense on borrowings	101,502	100,292	1%	105,636	(4%)
Amortization of other intangibles	70,886	67,230	5%	46,103	54%
Brokerage, clearing and exchange	52,018	55,475	(6%)	43,290	20%
Professional services	50,757	50,381	1%	41,092	24%
Communications and data processing	26,200	23,467	12%	21,417	22%
Other	51,603	64,382	(20%)	51,192	1%
Total expense	4,671,119	4,453,850	5%	3,466,221	35%
INCOME BEFORE PROVISION FOR INCOME TAXES	515,504	484,584	6%	368,804	40%
PROVISION FOR INCOME TAXES	136,243	128,180	6%	95,555	43%
NET INCOME	$379,261	$356,404	6%	$273,249	39%
EARNINGS PER SHARE
Earnings per share, basic	$4.75	$4.45	7%	$3.42	39%
Earnings per share, diluted	$4.74	$4.43	7%	$3.40	39%
Weighted-average shares outstanding, basic	79,791	80,113	—%	79,984	—%
Weighted-average shares outstanding, diluted	80,032	80,446	(1%)	80,373	—%

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Six Months Ended
	June 30,
	2026	2025	Change
REVENUE
Advisory	$5,247,452	$3,406,983	54%
Commission:
Sales-based	1,433,570	1,229,830	17%
Trailing	990,537	856,014	16%
Total commission	2,424,107	2,085,844	16%
Asset-based:
Client cash	888,826	789,363	13%
Other asset-based	767,123	608,225	26%
Total asset-based	1,655,949	1,397,588	18%
Service and fee	419,863	297,038	41%
Transaction	163,758	128,405	28%
Interest income, net	91,707	120,792	(24%)
Other	122,221	68,382	79%
Total revenue	10,125,057	7,505,032	35%
EXPENSE
Advisory and commission	6,798,373	4,837,090	41%
Compensation and benefits	724,352	624,646	16%
Promotional	428,430	323,197	33%
Occupancy and equipment	244,065	158,683	54%
Depreciation and amortization	215,556	188,587	14%
Interest expense on borrowings	201,794	191,498	5%
Amortization of other intangibles	138,116	89,624	54%
Brokerage, clearing and exchange	107,493	87,428	23%
Professional services	101,138	77,418	31%
Communications and data processing	49,667	40,923	21%
Other	115,985	99,881	16%
Total expense	9,124,969	6,718,975	36%
INCOME BEFORE PROVISION FOR INCOME TAXES	1,000,088	786,057	27%
PROVISION FOR INCOME TAXES	264,423	194,235	36%
NET INCOME	$735,665	$591,822	24%
EARNINGS PER SHARE
Earnings per share, basic	$9.20	$7.66	20%
Earnings per share, diluted	$9.17	$7.61	20%
Weighted-average shares outstanding, basic	79,951	77,307	3%
Weighted-average shares outstanding, diluted	80,243	77,760	3%

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Financial Condition
(In thousands, except share data)
(Unaudited)

	June 30, 2026	March 31, 2026	December 31, 2025
ASSETS
Cash and equivalents	$1,275,690	$1,024,459	$1,037,378
Cash and equivalents segregated under federal or other regulations	1,420,167	1,655,723	1,792,064
Restricted cash	232,889	225,765	225,298
Receivables from clients, net	994,139	866,500	803,206
Receivables from brokers, dealers and clearing organizations	244,302	100,003	70,897
Advisor loans, net	3,889,372	3,741,085	3,681,512
Other receivables, net	1,427,985	1,359,790	1,203,539
Investment securities ($188,006, $84,862, and $76,108 at fair value at June 30, 2026, March 31, 2026, and December 31, 2025, respectively)	203,499	100,322	91,528
Property and equipment, net	1,569,647	1,467,569	1,409,376
Goodwill	2,681,661	2,659,170	2,644,723
Other intangibles, net	3,433,597	3,413,946	3,330,788
Other assets	2,418,172	2,220,909	2,202,444
Total assets	$19,791,120	$18,835,241	$18,492,753
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Client payables	$2,256,333	$2,116,992	$2,308,275
Payables to brokers, dealers and clearing organizations	599,397	307,677	150,520
Accrued advisory and commission expenses payable	381,255	370,174	361,623
Corporate debt and other borrowings, net	7,460,510	7,182,102	7,258,694
Accounts payable and accrued liabilities	812,156	744,928	821,641
Other liabilities	2,524,629	2,427,666	2,247,515
Total liabilities	14,034,280	13,149,539	13,148,268
STOCKHOLDERS’ EQUITY:
Common stock, $0.001 par value; 600,000,000 shares authorized; 136,822,289, 136,811,280, and 136,637,544 shares issued at June 30, 2026, March 31, 2026, and December 31, 2025, respectively	137	137	136
Additional paid-in capital	3,898,694	3,870,612	3,843,017
Treasury stock, at cost — 57,660,516, 56,622,578, and 56,576,672 shares at June 30, 2026, March 31, 2026, and December 31, 2025, respectively	(4,664,666)	(4,352,434)	(4,333,725)
Retained earnings	6,522,675	6,167,387	5,835,057
Total stockholders’ equity	5,756,840	5,685,702	5,344,485
Total liabilities and stockholders’ equity	$19,791,120	$18,835,241	$18,492,753

LPL Financial Holdings Inc.
Management's Statements of Operations
(In thousands, except per share data)
(Unaudited)
Certain information in this release is presented as reviewed by the Company’s management and includes information derived from the Company’s unaudited condensed consolidated statements of income, non-GAAP financial measures and operational and performance metrics. For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures" in this release.

	Quarterly Results
	Q2 2026	Q1 2026	Change	Q2 2025	Change
Gross Profit(5)
Advisory	$2,632,405	$2,615,047	1%	$1,717,738	53%
Trailing commissions	503,918	486,619	4%	418,295	20%
Sales-based commissions	728,155	705,415	3%	619,792	17%
Advisory fees and commissions	3,864,478	3,807,081	2%	2,755,825	40%
Production-based payout(6)	(3,378,961)	(3,320,527)	2%	(2,406,692)	40%
Advisory fees and commissions, net of payout	485,517	486,554	—%	349,133	39%
Client cash(7)	456,945	459,653	(1%)	413,516	11%
Other asset-based(8)	391,643	375,480	4%	305,015	28%
Service and fee	208,879	210,984	(1%)	151,839	38%
Transaction	83,216	80,542	3%	60,541	37%
Interest income, net(9)	33,027	30,835	7%	60,738	(46%)
Other revenue(10)	11,054	4,138	167%	6,785	63%
Total net advisory fees and commissions and attachment revenue	1,670,281	1,648,186	1%	1,347,567	24%
Brokerage, clearing and exchange expense	(52,018)	(55,475)	(6%)	(43,290)	20%
Gross Profit(5)	1,618,263	1,592,711	2%	1,304,277	24%
G&A Expense
Core G&A(11)	519,272	532,049	(2%)	425,595	22%
Transition assistance loan amortization(12)	142,335	135,982	5%	89,423	59%
Promotional (ongoing)(12)(13)(14)	79,123	75,888	4%	74,152	7%
Employee share-based compensation	22,701	22,218	2%	19,504	16%
Regulatory charges	8,158	7,501	9%	7,267	12%
Acquisition costs excluding interest(14)	48,977	61,216	(20%)	71,562	(32%)
Total G&A	820,566	834,854	(2%)	687,503	19%
EBITDA(15)	797,697	757,857	5%	616,774	29%
Interest expense on borrowings(16)	101,502	100,292	1%	102,323	(1%)
Depreciation and amortization	109,805	105,751	4%	96,231	14%
Amortization of other intangibles	70,886	67,230	5%	46,103	54%
Acquisition costs - interest(14)	—	—	—%	3,313	(100%)
INCOME BEFORE PROVISION FOR INCOME TAXES	515,504	484,584	6%	368,804	40%
PROVISION FOR INCOME TAXES	136,243	128,180	6%	95,555	43%
NET INCOME	$379,261	$356,404	6%	$273,249	39%
Earnings per share, diluted	$4.74	$4.43	7%	$3.40	39%
Weighted-average shares outstanding, diluted	80,032	80,446	(1%)	80,373	—%
Adjusted EBITDA(15)	$846,674	$819,073	3%	$688,336	23%
Adjusted pre-tax income(17)	$635,367	$613,030	4%	$489,782	30%
Adjusted EPS(18)	$5.84	$5.60	4%	$4.51	29%

LPL Financial Holdings Inc.
Operating Metrics
(Dollars in billions, except where noted)
(Unaudited)

	Q2 2026	Q1 2026	Change	Q2 2025	Change
Market Drivers
S&P 500 Index (end of period)	7,499	6,529	15%	6,205	21%
Russell 2000 Index (end of period)	3,024	2,496	21%	2,175	39%
Fed Funds daily effective rate (average bps)	363	364	(1bps)	433	(70bps)

Client Assets(19)
Advisory	$1,548.4	$1,390.4	11%	$1,060.7	46%
Brokerage	1,014.3	945.9	7%	858.5	18%
Total Client Assets	$2,562.7	$2,336.3	10%	$1,919.2	34%
Advisory as a % of Total Client Assets	60.4%	59.5%	90bps	55.3%	510bps

Assets by Platform
Corporate RIA advisory(20)	$1,190.8	$1,063.4	12%	$766.4	55%
Independent RIA advisory(20)	357.6	327.0	9%	294.3	22%
Brokerage	1,014.3	945.9	7%	858.5	18%
Total Client Assets	$2,562.7	$2,336.3	10%	$1,919.2	34%

Centrally Managed Assets
Centrally managed assets(21)	$245.6	$217.2	13%	$183.5	34%
Centrally Managed as a % of Total Advisory Assets	15.9%	15.6%	30bps	17.3%	(140bps)

LPL Financial Holdings Inc.
Operating Metrics
(Dollars in billions, except where noted)
(Unaudited)

	Q2 2026	Q1 2026	Change	Q2 2025	Change
Organic Net New Assets (NNA)(22)
Advisory	$30.2	$25.8	n/m	$23.1	n/m
Brokerage	(7.1)	(4.4)	n/m	(2.6)	n/m
Total Organic NNA	$23.1	$21.4	n/m	$20.5	n/m

Acquired NNA(22)
Advisory	$0.5	$—	n/m	$—	n/m
Brokerage	—	—	n/m	—	n/m
Total Acquired NNA	$0.5	$—	n/m	$—	n/m

Total NNA(22)
Advisory	$30.7	$25.8	n/m	$23.1	n/m
Brokerage	(7.1)	(4.4)	n/m	(2.6)	n/m
Total NNA	$23.6	$21.4	n/m	$20.5	n/m

Net brokerage to advisory conversions(23)	$6.6	$6.6	n/m	$6.4	n/m
Organic advisory NNA annualized growth(24)	8.7%	7.4%	n/m	9.5%	n/m
Total organic NNA annualized growth(24)	4.0%	3.6%	n/m	4.6%	n/m

Total Organic Advisory NNA(22)
Organic corporate RIA advisory	$27.9	$22.3	n/m	$24.8	n/m
Organic independent RIA advisory	2.3	3.5	n/m	(1.7)	n/m
Total Organic Advisory NNA	$30.2	$25.8	n/m	$23.1	n/m
Organic centrally managed NNA(22)	$7.9	$7.8	n/m	$6.1	n/m

Net buy (sell) activity(25)	$39.7	$43.2	n/m	$36.6	n/m
Note: Totals may not foot due to rounding.

LPL Financial Holdings Inc.
Client Cash Data
(Dollars in thousands, except where noted)
(Unaudited)

	Q2 2026	Q1 2026	Change	Q2 2025	Change
Client Cash Balances (in billions)(26)
Insured cash account sweep	$38.4	$39.8	(4%)	$34.2	12%
Deposit cash account sweep	15.6	15.9	(2%)	10.8	44%
Total Bank Sweep	54.1	55.7	(3%)	44.9	20%
Money market sweep	1.1	1.5	(27%)	3.7	(70%)
Total Client Cash Sweep Held by Third Parties	55.2	57.2	(3%)	48.6	14%
Client cash account (CCA)	1.7	2.0	(15%)	2.0	(15%)
Total Client Cash Balances	$56.9	$59.1	(4%)	$50.6	12%
Client Cash Balances as a % of Total Assets	2.2%	2.5%	(30bps)	2.6%	(40bps)
Note: Totals may not foot due to rounding.

	Three Months Ended
	June 30, 2026			March 31, 2026			June 30, 2025
Interest-Earning Assets	Average Balance (in billions)	Revenue	Net Yield (bps)(27)	Average Balance (in billions)	Revenue	Net Yield (bps)(27)	Average Balance (in billions)	Revenue	Net Yield (bps)(27)
Insured cash account sweep	$37.7	$315,814	336	$38.8	$321,639	336	$34.4	$293,420	342
Deposit cash account sweep	14.9	126,571	341	14.6	122,080	338	10.7	101,298	381
Total Bank Sweep	52.6	442,385	337	53.4	443,719	337	45.1	394,718	351
Money market sweep	1.3	1,116	35	2.1	1,606	31	4.0	2,614	26
Total Client Cash Held By Third Parties	53.9	443,501	330	55.5	445,325	325	49.1	397,332	325
Client cash account (CCA)	1.8	13,444	303	1.9	14,328	299	1.7	16,184	378
Total Client Cash	55.7	456,945	329	57.4	459,653	324	50.8	413,516	326
Margin receivables	0.8	15,602	796	0.8	14,786	792	0.6	12,080	807
Other interest revenue	1.4	17,425	514	1.2	16,049	528	4.4	48,658	448
Total Client Cash and Interest Income, Net	$57.9	$489,972	340	$59.4	$490,488	334	$55.8	$474,254	341
Note: Totals may not foot due to rounding.

LPL Financial Holdings Inc.
Monthly Metrics
(Dollars in billions, except where noted)
(Unaudited)

	June 2026	May 2026	Change	April 2026	March 2026
Client Assets(19)
Advisory	$1,548.4	$1,537.3	1%	$1,482.7	$1,390.4
Brokerage	1,014.3	1,017.3	—%	995.0	945.9
Total Client Assets	$2,562.7	$2,554.6	—%	$2,477.7	$2,336.3

Organic NNA(22)
Advisory	$13.3	$11.0	n/m	$6.0	$9.7
Brokerage	(2.0)	(2.2)	n/m	(3.0)	(1.6)
Total Organic NNA	$11.3	$8.8	n/m	$3.1	$8.1

Acquired NNA(22)
Advisory	$0.5	$—	n/m	$—	$—
Brokerage	—	—	n/m	—	—
Total Acquired NNA	$0.5	$—	n/m	$—	$—

Total NNA(22)
Advisory	$13.8	$11.0	n/m	$6.0	$9.7
Brokerage	(2.0)	(2.2)	n/m	(3.0)	(1.6)
Total NNA	$11.8	$8.8	n/m	$3.1	$8.1
Net brokerage to advisory conversions(23)	$2.3	$2.1	n/m	$2.2	$2.2

Client Cash Balances(26)
Insured cash account sweep	$38.4	$37.0	4%	$37.6	$39.8
Deposit cash account sweep	15.6	14.8	5%	14.7	15.9
Total Bank Sweep	54.1	51.9	4%	52.3	55.7
Money market sweep	1.1	1.2	(8%)	1.3	1.5
Total Client Cash Sweep Held by Third Parties	55.2	53.1	4%	53.6	57.2
Client cash account (CCA)	1.7	1.8	(6%)	1.9	2.0
Total Client Cash Balances	$56.9	$54.8	4%	$55.5	$59.1

Net buy (sell) activity(25)	$13.1	$13.7	n/m	$12.9	$12.7

Market Drivers
S&P 500 Index (end of period)	7,499	7,580	(1%)	7,209	6,529
Russell 2000 Index (end of period)	3,024	2,919	4%	2,800	2,496
Fed Funds daily effective rate (average bps)	363	363	—bps	364	364
Note: Totals may not foot due to rounding.

LPL Financial Holdings Inc.
Financial Measures
(Dollars in thousands, except where noted)
(Unaudited)

	Q2 2026	Q1 2026	Change	Q2 2025	Change
Commission Revenue by Product
Annuities	$727,746	$690,577	5%	$629,763	16%
Mutual funds	262,044	266,056	(2%)	223,317	17%
Fixed income	82,014	85,323	(4%)	53,014	55%
Equities	58,751	57,540	2%	47,811	23%
Other	101,518	92,538	10%	84,182	21%
Total commission revenue	$1,232,073	$1,192,034	3%	$1,038,087	19%

Commission Revenue by Sales-based and Trailing
Sales-based commissions
Annuities	$444,791	$424,221	5%	$393,654	13%
Fixed income	82,014	85,323	(4%)	53,014	55%
Equities	58,751	57,540	2%	47,811	23%
Mutual funds	53,993	58,011	(7%)	52,301	3%
Other	88,606	80,320	10%	73,012	21%
Total sales-based commissions	$728,155	$705,415	3%	$619,792	17%
Trailing commissions
Annuities	$282,955	$266,356	6%	$236,109	20%
Mutual funds	208,051	208,045	—%	171,016	22%
Other	12,912	12,218	6%	11,170	16%
Total trailing commissions	$503,918	$486,619	4%	$418,295	20%
Total commission revenue	$1,232,073	$1,192,034	3%	$1,038,087	19%

Payout Rate(6)	87.44%	87.22%	22bps	87.33%	11bps

LPL Financial Holdings Inc.
Capital Management Measures
(Dollars in thousands, except where noted)
(Unaudited)

	Q2 2026	Q1 2026	Q4 2025
Cash and equivalents	$1,275,690	$1,024,459	$1,037,378
Cash at regulated subsidiaries	(1,221,009)	(873,123)	(925,356)
Excess cash at regulated subsidiaries per the Credit Agreement	375,379	416,002	357,693
Corporate Cash(2)	$430,060	$567,338	$469,715

Corporate Cash(2)
Cash at LPL Holdings, Inc.	$16,807	$24,107	$19,368
Excess cash at regulated subsidiaries per the Credit Agreement	375,379	416,002	357,693
Cash at non-regulated subsidiaries	37,874	127,229	92,654
Corporate Cash	$430,060	$567,338	$469,715

Leverage Ratio
Total debt	$7,496,000	$7,220,000	$7,299,000
Total corporate cash	430,060	567,338	469,715
Credit Agreement Net Debt	$7,065,940	$6,652,662	$6,829,285
Credit Agreement EBITDA (trailing twelve months)(28)	$3,695,539	$3,575,622	$3,501,832
Leverage Ratio	1.91x	1.86x	1.95x

	June 30, 2026
Total Debt	Balance	Current Applicable Margin	Interest Rate	Maturity
Revolving Credit Facility(a)	$276,000	ABR+37.5 bps / SOFR+147.5 bps	5.099%	5/20/2029
Broker-Dealer Revolving Credit Facility	—	SOFR+125 bps	4.930%	5/17/2027
Senior Unsecured Term Loan A	1,020,000	SOFR+125 bps(b)	4.902%	12/5/2028
Senior Unsecured Notes	500,000	5.700% Fixed	5.700%	5/20/2027
Senior Unsecured Notes	400,000	4.625% Fixed	4.625%	11/15/2027
Senior Unsecured Notes	500,000	4.900% Fixed	4.900%	4/3/2028
Senior Unsecured Notes	750,000	6.750% Fixed	6.750%	11/17/2028
Senior Unsecured Notes	900,000	4.000% Fixed	4.000%	3/15/2029
Senior Unsecured Notes	750,000	5.200% Fixed	5.200%	3/15/2030
Senior Unsecured Notes	500,000	5.150% Fixed	5.150%	6/15/2030
Senior Unsecured Notes	400,000	4.375% Fixed	4.375%	5/15/2031
Senior Unsecured Notes	500,000	6.000% Fixed	6.000%	5/20/2034
Senior Unsecured Notes	500,000	5.650% Fixed	5.650%	3/15/2035
Senior Unsecured Notes	500,000	5.750% Fixed	5.750%	6/15/2035
Total / Weighted Average	$7,496,000		5.222%

(a)Unsecured borrowing capacity of $2.25 billion at LPL Holdings, Inc.
(b)The SOFR rate option is a one-month SOFR rate and subject to an interest rate floor of 0 bps.

LPL Financial Holdings Inc.
Key Business and Financial Metrics
(Dollars in thousands, except where noted)
(Unaudited)

	Q2 2026	Q1 2026	Change	Q2 2025	Change
Business Metrics
Advisors	32,475	32,144	1%	29,353	11%
Net new advisors	331	(34)	n/m	(140)	n/m
Annualized advisory fees and commissions per advisor(29)	$478	$474	1%	$375	27%
Average total assets per advisor ($ in millions)(30)	$78.9	$72.7	9%	$65.4	21%
Total client accounts (in millions)	11.8	11.7	1%	10.5	12%
Recruited AUM ($ in billions)	$24.9	$17.4	43%	$18.4	35%

Employees	10,081	9,901	2%	9,389	7%

AUM retention rate (quarterly annualized)(31)	97.4%	98.2%	(80bps)	97.6%	(20bps)

Capital Management
Capital expenditures ($ in millions)(32)	$199.4	$165.8	20%	$137.0	46%
Acquisitions, net ($ in millions)(33)	$102.7	$131.4	(22%)	$102.8	—%

Share repurchases ($ in millions)	$309.5	$—	100%	$—	100%
Dividends ($ in millions)	24.0	24.1	—%	24.0	—%
Total Capital Returned ($ in millions)	$333.5	$24.1	n/m	$24.0	n/m
Non-GAAP Financial Measures
Management believes that presenting certain non-GAAP financial measures by excluding or including certain items can be helpful to investors and analysts who may wish to use this information to analyze the Company’s current performance, prospects and valuation. Management uses this non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP financial measures and metrics discussed below are appropriate for evaluating the performance of the Company.
Adjusted EPS and Adjusted net income
Adjusted EPS is defined as adjusted net income, a non-GAAP measure defined as net income plus the after-tax impact of amortization of other intangibles and acquisition costs, divided by the weighted average number of diluted shares outstanding for the applicable period. The Company presents adjusted net income and adjusted EPS because management believes that these metrics can provide investors with useful insight into the Company’s core operating performance by excluding non-cash items, and acquisition costs that management does not believe impact the Company’s ongoing operations. Adjusted net income and adjusted EPS are not measures of the Company's financial performance under GAAP and should not be considered as alternatives to net income, earnings per diluted share or any other performance measure derived in accordance with GAAP. For a reconciliation of net income and earnings per diluted share to adjusted net income and adjusted EPS, please see the endnote disclosures in this release.
Gross profit
Gross profit is calculated as total revenue less advisory and commission expense; brokerage, clearing and exchange expense; and market fluctuations on employee deferred compensation. All other expense categories, including depreciation and amortization of property and equipment and amortization of other intangibles, are considered general and administrative in nature. Because the Company’s gross profit amounts do not include any depreciation and amortization expense, the Company considers gross profit to be a non-GAAP financial measure that may not be comparable to similar measures used by others in its industry. Management believes that gross profit can provide investors with useful insight into the Company’s core operating performance before indirect costs that are general and administrative in nature. For a calculation of gross profit, please see the endnote disclosures in this release.
Core G&A
Core G&A consists of total expense less the following expenses: advisory and commission; depreciation and amortization; interest expense on borrowings; brokerage, clearing and exchange; amortization of other intangibles; market fluctuations on employee deferred compensation; transition assistance loan amortization; promotional (ongoing); acquisition costs excluding interest; employee share-based compensation; and regulatory charges. Management presents core G&A because it believes core G&A reflects the corporate expense categories over which management can generally exercise a measure of control, compared with expense items over which management either cannot exercise control, such as advisory and commission, or which management views as promotional expense necessary to support advisor growth and retention, including conferences and transition assistance. Core G&A is not a measure of the Company’s total expense as calculated in accordance with GAAP. For a reconciliation of the Company's total expense to core G&A, please see the endnote disclosures in this release. The Company does not provide an outlook for its total expense because it contains expense components, such as advisory and commission, that are market-driven and over which the Company cannot exercise control. Accordingly, a reconciliation of the Company’s outlook for total expense to an outlook for core G&A cannot be made available without unreasonable effort.
EBITDA and Adjusted EBITDA
EBITDA is defined as net income plus interest expense on borrowings, provision for income taxes, depreciation and amortization, and amortization of other intangibles. Adjusted EBITDA is defined as EBITDA, a non-GAAP measure, plus acquisition costs excluding interest. The Company presents EBITDA and adjusted EBITDA because management believes that they can be useful financial metrics in understanding the Company’s earnings from operations. EBITDA and adjusted EBITDA are not measures of the Company's financial performance under GAAP and should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP. For a reconciliation of net income to EBITDA and adjusted EBITDA, please see the endnote disclosures in this release.
Adjusted pre-tax income
Adjusted pre-tax income is defined as income before provision for income taxes plus amortization of other intangibles and acquisition costs. The Company presents adjusted pre-tax income because management believes that it can provide investors with useful insight into the Company's core operating performance by excluding non-cash items, acquisition costs, and certain other charges that management does not believe impact the Company's ongoing operations. Adjusted pre-tax income is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to income before provision for income taxes or any other performance measure derived in accordance with GAAP. For a reconciliation of income before provision for income taxes to adjusted pre-tax income, please see the endnote disclosures in this release.
Credit Agreement EBITDA
Credit Agreement EBITDA is defined in, and calculated by management in accordance with, the Company's amended and restated credit agreement (“Credit Agreement”) as “Consolidated EBITDA,” which is Consolidated Net Income (as defined in the Credit Agreement) plus interest expense on borrowings, provision for income taxes, depreciation and amortization, and amortization of other intangibles, and is further adjusted to exclude certain non-cash charges and other adjustments, and to include future expected cost savings, operating expense reductions or other synergies from certain transactions. The Company presents Credit Agreement EBITDA because management believes that it can be a useful financial metric in understanding the Company’s debt capacity and covenant compliance under its Credit Agreement. Credit Agreement EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP. For a reconciliation of net income to Credit Agreement EBITDA, please see the endnote disclosures in this release.

Endnote Disclosures
(1) Represents the estimated total client assets expected to transition to the Company's primary broker-dealer subsidiary, LPL Financial, in connection with advisors who transferred their licenses to LPL Financial during the period. The estimate is based on prior business reported by the advisors, which has not been independently and fully verified by LPL Financial. The actual transition of client assets to LPL Financial generally occurs over several quarters and the actual amount transitioned may vary from the estimate.
(2) Corporate cash, a component of cash and equivalents, is the sum of cash and equivalents from the following: (1) cash and equivalents held at LPL Holdings, Inc., (2) cash and equivalents held at regulated subsidiaries as defined by the Company's Credit Agreement, which include LPL Financial, LPL Enterprise, LLC, The Private Trust Company, N.A., and Commonwealth Equity Services, LLC ("CES"), in excess of the capital requirements of the Company's Credit Agreement and (3) cash and equivalents held at non-regulated subsidiaries.
(3) Compliance with the Leverage Ratio is only required under the Company's revolving credit facility.
(4)    The Company was named a Top RIA custodian (Cerulli Associates, 2025 U.S. RIA Marketplace Report); No. 1 Independent Broker-Dealer in the U.S. (based on total revenues, Financial Planning magazine 1996-2022); and, among third-party providers of brokerage services to banks and credit unions, No. 1 in AUM Growth from Financial Institutions; No. 1 in Market Share of AUM from Financial Institutions; No. 1 in Market Share of Revenue from Financial Institutions; No. 1 on Financial Institution Market Share; No. 1 on Share of Advisors (2021-2022 Kehrer Bielan Research and Consulting Annual TPM Report). Fortune 500 as of June 2021.
(5) Gross profit is a non-GAAP financial measure. Please see a description of gross profit under the "Non-GAAP Financial Measures" section of this release for additional information. Below is a calculation of gross profit for the periods presented (in thousands):

	Q2 2026	Q1 2026	Q2 2025
Total revenue	$5,186,623	4,938,434	$3,835,025
Advisory and commission expense	3,507,164	3,291,209	2,483,165
Brokerage, clearing and exchange expense	52,018	55,475	43,290
Employee deferred compensation	9,178	(961)	4,293
Gross profit	$1,618,263	$1,592,711	$1,304,277
(6) Production-based payout is a financial measure calculated as advisory and commission expense plus (less) advisor deferred compensation. The payout rate is calculated by dividing the production-based payout by total advisory and commission revenue. Below is a reconciliation of the Company’s advisory and commission expense to the production-based payout and a calculation of the payout rate for the periods presented (in thousands, except payout rate):

	Q2 2026	Q1 2026	Q2 2025
Advisory and commission expense	$3,507,164	$3,291,209	$2,483,165
Plus (Less): Advisor deferred compensation	(128,203)	29,318	(76,473)
Production-based payout	$3,378,961	$3,320,527	$2,406,692

Advisory and commission revenue	$3,864,478	$3,807,081	$2,755,825

Payout rate	87.44%	87.22%	87.33%
(7) Below is a reconciliation of client cash revenue per Management's Statements of Operations to client cash revenue, a component of asset-based revenue, on the Company's condensed consolidated statements of income for the periods presented (in thousands):

	Q2 2026	Q1 2026	Q2 2025
Client cash on Management's Statements of Operations	$456,945	$459,653	$413,516
Interest income on CCA balances segregated under federal or other regulations(9)	(13,444)	(14,328)	(16,184)
Client cash on Condensed Consolidated Statements of Income	$443,501	$445,325	$397,332
(8)     Consists of revenue from the Company's sponsorship programs with financial product manufacturers, omnibus processing and networking services but does not include fees from client cash programs.

(9)     Below is a reconciliation of interest income, net per Management's Statements of Operations to interest income, net on the Company's condensed consolidated statements of income for the periods presented (in thousands):

	Q2 2026	Q1 2026	Q2 2025
Interest income, net on Management's Statements of Operations	$33,027	$30,835	$60,738
Interest income on CCA balances segregated under federal or other regulations(7)	13,444	14,328	16,184
Interest income on deferred compensation(10)	56	17	19
Interest income, net on Condensed Consolidated Statements of Income	$46,527	$45,180	$76,941
(10) Below is a reconciliation of other revenue per Management's Statements of Operations to other revenue on the Company's condensed consolidated statements of income for the periods presented (in thousands):

	Q2 2026	Q1 2026	Q2 2025
Other revenue on Management's Statements of Operations	$11,054	$4,138	$6,785
Interest income on deferred compensation(9)	(56)	(17)	(19)
Deferred compensation	137,381	(30,279)	80,766
Other revenue on Condensed Consolidated Statements of Income	$148,379	$(26,158)	$87,532
(11)     Core G&A is a non-GAAP financial measure. Please see a description of core G&A under the “Non-GAAP Financial Measures” section of this release for additional information. Below is a reconciliation of the Company's total expense to core G&A for the periods presented (in thousands):

	Q2 2026	Q1 2026	Q2 2025
Core G&A Reconciliation
Total expense	$4,671,119	$4,453,850	$3,466,221
Advisory and commission	(3,507,164)	(3,291,209)	(2,483,165)
Depreciation and amortization	(109,805)	(105,751)	(96,231)
Interest expense on borrowings(16)	(101,502)	(100,292)	(105,636)
Brokerage, clearing and exchange	(52,018)	(55,475)	(43,290)
Amortization of other intangibles	(70,886)	(67,230)	(46,103)
Employee deferred compensation	(9,178)	961	(4,293)
Total G&A	820,566	834,854	687,503
Transition assistance loan amortization(12)	(142,335)	(135,982)	(89,423)
Promotional (ongoing)(12)(13)(14)	(79,123)	(75,888)	(74,152)
Acquisition costs excluding interest(14)	(48,977)	(61,216)	(71,562)
Employee share-based compensation	(22,701)	(22,218)	(19,504)
Regulatory charges	(8,158)	(7,501)	(7,267)
Core G&A	$519,272	$532,049	$425,595

(12) During the fourth quarter of 2025, the Company updated its definition of Promotional (ongoing) to exclude transition assistance loan amortization. As a result, transition assistance loan amortization is now disclosed as a separate line on Management's Statements of Operations and in the Core G&A reconciliation. Prior period disclosures have been updated to reflect these changes as applicable.
(13) Promotional (ongoing) includes $13.5 million, $16.9 million and $21.2 million for the three months ended June 30, 2026, March 31, 2026 and June 30, 2025, respectively, of support costs related to full-time employees that are classified within Compensation and benefits expense in the condensed consolidated statements of income and excludes costs that have been incurred as part of acquisitions that have been classified within acquisition costs.
(14) Acquisition costs include the costs to setup, onboard and integrate acquired entities and other costs that were incurred as a result of the acquisitions. The below table summarizes the primary components of acquisition costs for the periods presented (in thousands):

	Q2 2026	Q1 2026	Q2 2025
Acquisition costs
Compensation and benefits	$20,231	$22,454	$16,054
Promotional(13)	12,016	13,430	35,198
Professional services	10,923	11,593	11,057
Change in fair value of contingent consideration(34)	(2,794)	7,523	309
Other	8,601	6,216	8,944
Acquisition costs excluding interest	$48,977	$61,216	$71,562
Interest(16)	—	—	3,313
Acquisition Cost	$48,977	$61,216	$74,875

(15) EBITDA and adjusted EBITDA are non-GAAP financial measures. Please see a description of EBITDA and adjusted EBITDA under the "Non-GAAP Financial Measures" section of this release for additional information. Below is a reconciliation of net income to EBITDA and adjusted EBITDA for the periods presented (in thousands):

	Q2 2026	Q1 2026	Q2 2025
EBITDA and adjusted EBITDA Reconciliation
Net income	$379,261	$356,404	$273,249
Interest expense on borrowings(16)	101,502	100,292	105,636
Provision for income taxes	136,243	128,180	95,555
Depreciation and amortization	109,805	105,751	96,231
Amortization of other intangibles	70,886	67,230	46,103
EBITDA	$797,697	$757,857	$616,774
Acquisition costs excluding interest(14)	48,977	61,216	71,562
Adjusted EBITDA	$846,674	$819,073	$688,336
(16) Below is a reconciliation of interest expense on borrowings per Management's Statements of Operations to interest expense on borrowings on the Company's condensed consolidated statements of income for the periods presented (in thousands):

	Q2 2026	Q1 2026	Q2 2025
Interest expense on borrowings on Management's Statements of Operations	$101,502	$100,292	$102,323
Cost of debt issuance related to Commonwealth acquisition(14)	—	—	3,313
Interest expense on borrowings on Condensed Consolidated Statements of Income	$101,502	$100,292	$105,636

(17)    Adjusted pre-tax income is a non-GAAP financial measure. Please see a description of adjusted pre-tax income under the "Non-GAAP Financial Measures" section of this release for additional information. Below is a reconciliation of income before provision for income taxes to adjusted pre-tax income for the periods presented (in thousands):

	Q2 2026	Q1 2026	Q2 2025
Income before provision for income taxes	$515,504	$484,584	$368,804
Amortization of other intangibles	70,886	67,230	46,103
Acquisition costs(14)	48,977	61,216	74,875
Adjusted pre-tax income	$635,367	$613,030	$489,782

Adjusted pre-tax margin(a)	39.3%	38.5%	37.6%
(a)Calculated by dividing adjusted pre-tax income by gross profit.
(18) Adjusted net income and adjusted EPS are non-GAAP financial measures. Please see a description of adjusted net income and adjusted EPS under the “Non-GAAP Financial Measures” section of this release for additional information. Below is a reconciliation of net income and earnings per diluted share to adjusted net income and adjusted EPS for the periods presented (in thousands, except per share data):

	Q2 2026		Q1 2026		Q2 2025
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net income / earnings per diluted share	$379,261	$4.74	$356,404	$4.43	$273,249	$3.40
Amortization of other intangibles	70,886	0.89	67,230	0.84	46,103	0.57
Acquisition costs(14)	48,977	0.61	61,216	0.76	74,875	0.93
Tax benefit	(31,442)	(0.39)	(34,013)	(0.42)	(31,433)	(0.39)
Adjusted net income / adjusted EPS	$467,682	$5.84	$450,837	$5.60	$362,794	$4.51
Diluted share count	80,032		80,446		80,373
Note: Totals may not foot due to rounding.
(19) Consists of total assets under custody at the Company's primary broker-dealer subsidiary, LPL Financial, as well as assets under custody of a third-party custodian related to CES and Atria Wealth Solution’s introducing broker-dealer subsidiaries.
(20) Assets on the Company's corporate RIA advisory platform are serviced by investment advisor representatives of LPL Financial. Assets on the Company's independent RIA advisory platform are serviced by investment advisor representatives of separate registered investment advisor firms rather than representatives of LPL Financial.
(21) Consists of advisory assets in LPL Financial’s Model Wealth Portfolios, Optimum Market Portfolios, Personal Wealth Portfolios and Guided Wealth Portfolios platforms.
(22) Consists of total client deposits into advisory or brokerage accounts less total client withdrawals from advisory or brokerage accounts, plus dividends, plus interest, minus advisory fees. The Company considers conversions from and to brokerage or advisory accounts as deposits and withdrawals, respectively.
(23) Consists of existing custodied assets that converted from brokerage to advisory, less existing custodied assets that converted from advisory to brokerage.
(24) Calculated as annualized current period organic net new assets divided by preceding period assets in their respective categories of advisory assets or total assets.
(25) Represents the amount of securities purchased less the amount of securities sold in client accounts custodied with LPL Financial.
(26) Client cash balances include CCA and exclude purchased money market funds. CCA balances include cash that clients have deposited with LPL Financial that is included in Client payables in the condensed consolidated balance sheets. The following table presents purchased money market funds for the periods presented (in billions):

	Q2 2026	Q1 2026	Q2 2025
Purchased money market funds	$49.2	$50.1	$47.0

(27) Calculated by dividing revenue for the period by the average balance during the period.
(28) EBITDA and Credit Agreement EBITDA are non-GAAP financial measures. Please see a description of EBITDA and Credit Agreement EBITDA under the “Non-GAAP Financial Measures” section of this release for additional information. Under the Credit Agreement, management calculates Credit Agreement EBITDA for a trailing twelve month period at the end of each fiscal quarter and in doing so may make further adjustments to prior quarters. Below are reconciliations of trailing twelve month net income to trailing twelve month EBITDA and Credit Agreement EBITDA for the periods presented (in thousands):

	Q2 2026	Q1 2026	Q4 2025
EBITDA and Credit Agreement EBITDA Reconciliations
Net income	$1,006,867	$900,855	$863,024
Interest expense on borrowings	413,702	417,836	403,406
Provision for income taxes	356,671	315,983	286,483
Depreciation and amortization	420,403	406,829	393,434
Amortization of other intangibles	285,070	260,287	236,578
EBITDA	$2,482,713	$2,301,790	$2,182,925
Credit Agreement Adjustments:
Acquisition costs and other(14)(35)	$766,866	$796,403	$777,299
Employee share-based compensation	83,005	79,808	75,956
M&A accretion(36)	359,895	394,614	462,597
Advisor share-based compensation	3,060	3,007	3,055
Credit Agreement EBITDA	$3,695,539	$3,575,622	$3,501,832
(29) Calculated based on the average advisor count from the current period and prior periods.
(30)    Calculated based on the end of period total assets divided by end of period advisor count.
(31) Reflects retention of total assets, calculated by deducting quarterly annualized attrition from total assets, divided by the prior quarter total assets.
(32) Capital expenditures represent cash payments for property and equipment during the period.
(33) Acquisitions, net represent cash paid for acquisitions, net of cash acquired during the period.
(34) Represents a fair value adjustment to our contingent consideration liabilities that is reflected in other expense in the condensed consolidated statements of income.
(35) Acquisition costs and other primarily include costs related to acquisitions and costs incurred related to the integration of the strategic relationship with Prudential Advisors.
(36)    M&A accretion is an adjustment to reflect the annualized expected run rate EBITDA of an acquisition as permitted by the Credit Agreement for up to eight fiscal quarters following the close of such acquisition.